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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-8 of our report dated June 21, 2001, appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 26, 2001.

/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP

Portland, Oregon September 18, 2001

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INDEPENDENT AUDITORS' CONSENT